 Exhibit 99.1

PharMerica Corporation Enters into Definitive Agreement to Be Acquired by KKR for $29.25 per Share in Cash

Walgreens Boots Alliance, Inc. Will Have Minority Equity Investment in New Company

Transaction Valued at Approximately $1.4 Billion

LOUISVILLE, Ky. -- August 2, 2017 -- PharMerica Corporation (NYSE: PMC), a national provider of institutional pharmacy, specialty infusion and hospital pharmacy management services, today announced that it has entered into a definitive merger agreement pursuant to which a newly formed company controlled by KKR, with Walgreens Boots Alliance, Inc. (Nasdaq: WBA) as a minority investor, will acquire PharMerica. The all-cash transaction is valued at approximately $1.4 billion including the assumption or repayment of debt. Upon completion of the transaction, PharMerica will become a private company.

Under the terms of the agreement, PharMerica shareholders will receive $29.25 in cash for each share of PharMerica common stock upon closing of the proposed transaction. The price represents a premium of approximately 17 percent to PharMerica’s closing share price as of the last trading day prior to announcement and a premium of approximately 18 percent to PharMerica’s 90-day volume weighted average price. The acquisition agreement was unanimously approved by the Board of Directors of PharMerica.

Gregory S. Weishar, PharMerica Corporation's Chief Executive Officer, said, “Following a thorough process and review of the Company’s strategic alternatives, and with the assistance of our advisors, we are pleased to have reached this agreement. This transaction will deliver immediate and compelling value to all PharMerica shareholders, as well as substantial benefits to our clients and employees.”

Mr. Weishar added, “With the support of KKR and a strategic partner in Walgreens Boots Alliance, PharMerica will have additional resources and expertise to advance and grow the business. We look forward to the completion of the transaction and to achieving the meaningful benefits of this complementary relationship.”

“PharMerica is an innovative leader in the institutional pharmacy industry,” said Jim Momtazee, Head of KKR’s Health Care investment team. “KKR and Walgreens Boots Alliance are excited to partner with PharMerica’s management and employees to build upon the company’s successful foundations and accelerate its future growth.”

“This is an opportunity to expand into a growing segment, and to do so through a national footprint,” said Alex Gourlay, Walgreens Boots Alliance co-chief operating officer. “As the healthcare landscape and patients’ needs continue to change, this is another way we can support quality, affordable patient care.”

KKR is making the investment primarily through its Americas XII Fund. Walgreens Boots Alliance intends to account for its minority ownership interest in PharMerica as an equity method investment.

The transaction is subject to PharMerica shareholder approval, regulatory approvals, and other customary closing conditions. PharMerica expects to complete the transaction by early 2018.

UBS Investment Bank and BofA Merrill Lynch are serving as financial advisors to PharMerica and Davis Polk & Wardwell LLP is serving as PharMerica’s legal advisor.

Simpson Thacher & Bartlett LLP and Weil, Gotshal & Manges LLP are serving as legal advisors to KKR and Walgreens Boots Alliance, respectively. Fully committed debt financing will be provided by Goldman Sachs, Morgan Stanley, Wells Fargo, Jefferies and KKR Capital Markets.

Cancelling PharMerica Corporation Second Quarter Conference Call

In light of the agreement with KKR and Walgreens, PharMerica has cancelled its second quarter 2017 earnings conference call previously scheduled to be held on Friday, August 4, 2017, at 10:00 a.m. EDT. PharMerica does not intend to hold earnings conference calls during the pendency of the transaction.

About PharMerica

PharMerica Corporation is a leading provider of pharmacy services. PharMerica serves the long-term care, hospital pharmacy management services, specialty home infusion and oncology pharmacy markets. PharMerica operates 96 institutional pharmacies, 20 specialty home infusion pharmacies and 5 specialty oncology pharmacies in 45 states. PharMerica’s customers are institutional healthcare providers, such as skilled nursing facilities, assisted living facilities, hospitals, individuals receiving in-home care and patients with cancer.

About KKR

KKR is a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate, credit and, through its strategic partners, hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside its partners' capital and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co.

About Walgreens Boots Alliance

Walgreens Boots Alliance (Nasdaq: WBA) is the first global pharmacy-led, health and wellbeing enterprise.

The company was created through the combination of Walgreens and Alliance Boots in December 2014, bringing together two leading companies with iconic brands, complementary geographic footprints, shared values and a heritage of trusted health care services through pharmaceutical wholesaling and community pharmacy care, dating back more than 100 years.

Walgreens Boots Alliance is the largest retail pharmacy, health and daily living destination across the USA and Europe. Walgreens Boots Alliance and the companies in which it has equity method investments together have a presence in more than 25* countries and employ more than 400,000* people. The company is a global leader in pharmacy-led, health and wellbeing retail and, together with the companies in which it has equity method investments, has over 13,200* stores in 11* countries as well as one of the largest global pharmaceutical wholesale and distribution networks, with over 390* distribution centers delivering to more than 230,000** pharmacies, doctors, health centers and hospitals each year in more than 20* countries. In addition, Walgreens Boots Alliance is one of the world’s largest purchasers of prescription drugs and many other health and wellbeing products.

The company’s portfolio of retail and business brands includes Walgreens, Duane Reade, Boots and Alliance Healthcare, as well as increasingly global health and beauty product brands such as No7, Botanics, Liz Earle and Soap & Glory.

In October 2016 Walgreens Boots Alliance received the United Nations Foundation Global Leadership Award for its commitment to the UN’s Sustainable Development Goals. The company also ranks No. 1 in the Food and Drug Stores industry of Fortune magazine’s 2017 list of the World’s Most Admired Companies.

More company information is available at www.walgreensbootsalliance.com.

* As of 31 August 2016, using publicly available information for AmerisourceBergen.
** For 12 months ending 31 August 2016, using publicly available information for AmerisourceBergen.

Important Information For Investors And Stockholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of PharMerica Corporation (“PharMerica”) by Phoenix Parent Holdings Inc. and Phoenix Merger Sub Inc. In connection with this transaction, PharMerica will file relevant materials with the Securities Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS OF PHARMERICA ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (when available) will be mailed to stockholders of PharMerica. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by PharMerica through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by PharMerica will be available free of charge on PharMerica’s internet website at http://www.PharMerica.com or by contacting PharMerica’s Investor Relations Department by email at Robert.Dries@pharmerica.com or by phone at +1 (502) 627-7000.

Participants in Solicitation

PharMerica and its directors and certain of its executive officers may be considered participants in the solicitation of proxies from PharMerica’s stockholders in connection with the proposed transaction. Information about the directors and executive officers of PharMerica is set forth in its Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 24, 2017, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which was filed with the SEC on May 10, 2017, its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on May 1, 2017, and its Current Report on Form 8-K, which was filed with the SEC on April 21, 2017. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials in connection with the transaction to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed acquisition of PharMerica, including any statements regarding the expected timetable for completing the proposed transaction, benefits of the proposed transaction, future opportunities, future financial performance and any other statements regarding future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. All forward-looking information are subject to numerous risks and uncertainties, many of which are beyond the control of PharMerica, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: failure to obtain the required vote of PharMerica’s stockholders; the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; and risk that the transaction and its announcement could have an adverse effect on PharMerica’s ability to retain customers and retain and hire key personnel. Additional information concerning these and other risk factors can be found in PharMerica’s filings with the SEC and available through the SEC’s Electronic Data Gathering and Analysis Retrieval system at http://www.sec.gov, including PharMerica’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing list of important factors is not exclusive. PharMerica’s forward-looking statements are based on assumptions that PharMerica believes to be reasonable but that may not prove to be accurate. PharMerica assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Contacts:

PharMerica Corporation

Robert E. Dries, 502-627-7475

Executive Vice President and

Chief Financial Officer

KKR

Kristi Huller or Cara Kleiman
212.750.8300
media@kkr.com

Walgreens Boots Alliance

Media Relations

Michael Polzin, 847-315-2935

Jim Cohn, 847-315-2950

Investor Relations

Gerald Gradwell and Ashish Kohli, 847-315-2922